EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered effective as of March 8, 2004, between METROPOLITAN HEALTH NETWORKS, INC., a Florida corporation (the “Company”), whose principal place of business is 250 S. Australian Avenue, Suite 400, West Palm Beach, Florida 33401, and ROBERTO L. PALENZUELA, individually (“Executive”).

RECITALS:

A.

The Company is presently engaged in the business of operating as a Provider Service Network (“PSN”), specializing in managed care risk contracting (the “Business”); and

B.

Executive has extensive experience in the Business and the Company wishes to employ Executive.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

EMPLOYMENT.  The Company hereby employs Executive as General Counsel and Secretary of the Company, and Executive hereby accepts such employment upon the terms and conditions hereinafter set forth.  During the Term (including any renewals thereof) as defined herein, Executive shall have such duties and responsibilities commensurate with said position.

2.

TERM.  This Agreement shall commence on the date hereof (the “Commencement Date”) and shall terminate on the first anniversary of the date hereof (the “Term”); provided, however, that the term of Executive’s employment shall be automatically extended without further action of either party for additional one year periods (each, a “Renewal Term”), unless written notice of either party’s intention not to extend has been given to the other party hereto at least ninety (90) days prior to the expiration of the then effective Term, subject to earlier termination pursuant to the terms hereof.

3.

COMPENSATION/BENEFITS.

a.

Salary.  The Company shall pay Executive a base salary (the “Base Salary”) equal to One Hundred Sixty Thousand Dollars ($160,000.00) per annum during the Term, which Base Salary shall be paid in accordance with the Company’s payroll policies and procedures for all employees.  The Company’s Board of Directors shall also review, at least annually, the Base Salary, for merit increases and may, by action and in the discretion of the Board, be increased at any time or from time to time.  The Base Salary, if so increased, shall not thereafter be decreased for any reason.

b.

Annual Bonus.  The Company shall provide Executive with an annual cash bonus opportunity, which will be formula-based in connection with the Company’s annual budget and business objectives as determined by the Board of Directors.  In addition, Executive may receive a discretionary bonus as determined by the Board of Directors.

c.

Insurance; Other Benefits.  During the Term of this Agreement, the Company shall provide medical and health insurance coverages for Executive and Executive’s dependents, or, at the election of Executive, shall continue in full force and effect all existing medical and health insurance currently paid for by Executive for the benefit of Executive and Executive’s dependents, at the Company’s sole expense; provided, however, that the Company’s expense for Executive and Executive’s dependents’ medical and health insurance shall not exceed the then current expense of providing such coverage to the Comapny’s individual Officers.  Executive shall also be covered under an active directors and officers liability insurance policy.  In addition to the foregoing, Executive shall be eligible for participation in any incentive compensation programs, including bonus compensation programs, enacted by the Company for the benefit of its Officers.

d.

Vacation.  During each fiscal year of the Company, Executive shall be entitled to four (4) weeks of paid vacation during each such fiscal year.  Unused vacation days may be carried forward from year to year at the option of Executive.

e.

Automobile and Telephone Expenses.  Executive shall receive an automobile allowance of Five Hundred ($500.00) Dollars per month.  The Company shall also provide Executive with a mobile telephone allowance of One Hundred ($100.00) Dollars per month.

f.

Expense Reimbursement.  The Company shall promptly reimburse Executive for all reasonable expenses actually paid or incurred by Executive in the course of and pursuant to the Business of the Company, including expenses for travel.  Executive shall account and submit reasonably supporting documentation to the Company in connection with any expense reimbursement hereunder in accordance with the Company’s policies.

g.

Stock Options.  Executive shall be granted annually options to purchase shares of Common Stock of the Company.  These Options shall be determined and approved by the Board of Directors.

4.

TERMINATION.

a.

Termination by the Company for Cause.

(i)

The Company may terminate this Agreement for Cause as hereinafter defined, upon a determination of not less than a majority of the Board of Directors of the Company.

(ii)

As used in this Agreement, the term “Cause” shall only mean (i) Executive’s material breach of any of the provisions of this Agreement, (ii) the commission of an act involving fraud, theft or dishonesty by Executive, (iii) Executive’s willful and continuing disregard of lawful and reasonable instructions of the Company, the President or the CEO, (iv) the use of alcohol or drugs by Executive which interferes in any manner with the performance of Executive’s duties and responsibilities, (v) the conviction of Executive for violating any law constituting a felony, or (vi) the commission of an act or omission by Executive which could be harmful to the business interests or goodwill of the Company.

(iii)

Executive shall continue to receive salary only for the period ending with the date of such termination as provided in this Section 4(i).  In respect of any other compensation, the Board of Directors shall determine same at its sole discretion.

b.

Termination by the Company for Other than Cause.  The foregoing notwithstanding, the Company may terminate Executive’s employment for whatever reason it deems appropriate; including, but not limited to, sending written notice of non-renewal of the Term of this Agreement; provided, however, that in the event such termination is not based on Cause, or if Executive’s employment is terminated under Sections 4(d) or (e) hereto, the Company shall continue to be obligated to pay amounts and benefits provided in Sections 2(a), 2(c) and 2(e) in this Agreement to Executive for a period of one (1) year following the termination of Executive’s employment by the Company, and Executive shall be entitled to all Stock Options earned or not yet earned through the full term of this Agreement.  In addition, the Company will register all shares owned directly, or indirectly, by Executive, as well as all option shares at the Company’s expense.

c.

Voluntary Termination.  In the event Executive terminates Executive’s employment on Executive’s own volition, except as provided in Section 4(d) in this Agreement and/or Section 4(e) prior to the expiration of the Term of this Agreement, including any renewals thereof, such termination shall constitute a voluntary termination and in such event Executive shall be limited to the same rights and benefits as provided in connection with Section 4(a).

d.

Constructive Termination of Employment.  A termination by the Company without Cause shall be deemed to have occurred upon the occurrence of one or more of the following events without the express written consent of Executive:

(i)

A change in control of the Company, defined as the acquisition by a person or entity of 50% or more of the Company’s common stock, a merger or other form of corporate reorganization resulting in the foregoing;

(ii)

A significant change in the nature or scope of the authority, powers, function, duties or responsibilities of Executive at any time during the Term of this Agreement;

(iii)

A change in Executive’s principal office to a location outside the Palm Beach or Broward County, Florida area;

(iv)

A five (5%) percent or greater reduction in Executive’s Base Salary as in effect immediately prior to such reduction;

(v)

A material breach of the Agreement by the Company;

(vi)

A material reduction of Executive’s benefits payable by the Company as set forth in this Agreement; or

(vii)

Failure by a successor company to assume the obligations of the Company under this Agreement.

Anything herein to the contrary notwithstanding, Executive shall give written notice to the Board of Directors of the Company that Executive believes an event has occurred which would result in a Constructive Termination of Executive’s employment under this Section 4(d), which written notice shall specify the particular act or acts, on the basis of which Executive intends to so terminate Executive’s employment, and the Company shall then be given the opportunity, within thirty (30) days of its receipt of such notice to cure said event; provided, however, there shall be no period permitted to cure a second occurrence of the same event and in no event will there be a required period to cure following the occurrence of two events as described in this Section 4(d).

e.

Death or Disability.

(i)

Death.  In the event of the death of Executive during the Term of the Agreement, the amounts and benefits provided herein shall be paid to Executive’s designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of Executive, for a period of one (1) year from and after the date of death of Executive.  The Company shall also cause the exercise of all vested and non-vested Stock Options.  Other death benefits will be determined in accordance with the terms of the Company’s benefit programs and plans in effect  from time to time.

(ii)

Disability.  In the event of Executive’s disability, as hereinafter defined, Executive shall be entitled to compensation in accordance with the Company’s disability compensation practice for senior executives, including any separate arrangement or policy covering Executive, but in all events, Executive shall continue to receive the amounts and benefits provided in this Agreement for a period, at the annual rate in effect immediately prior to the commencement of disability, of not less than one (1) year from the date on which the disability has deemed to occur as hereinafter provided below.  Any amounts provided for in this Section 5 (ii) shall be offset by any other long term disability benefits provided to Executive by the Company.  For purposes of this Agreement, the term “Disability” shall mean if Executive is unable by reason of sickness or accident to perform Executive’s duties under this Agreement for a cumulative total of sixteen (16) weeks  within one (1) calendar year.  Termination due to disability shall be deemed to have occurred upon the first day of the month following the determination of disability as defined in the preceding sentence.

(iii)

Anything herein to the contrary notwithstanding; if, following a termination of employment hereunder due to disability as provided in the preceding paragraph, Executive becomes re-employed, whether as an executive or a consultant, any salary, annual incentive payments or other benefits earned by Executive from such employment shall offset any salary continuation due to Executive hereunder commencing with the date of re-employment.

(iv)

The Company may secure life and disability insurance at its discretion and cost to meet the obligations provided for in sections 4(i) and 4 (ii).

5.

COVENANT NOT TO COMPETE.  Executive acknowledges and recognizes the highly competitive nature of the Business, and that the goodwill, business strategy and continued patronage of the Company constitute a substantial asset of the Company.  Executive further acknowledges and recognizes that during the course of Executive’s employment, Executive will receive specific knowledge of the Business, access to trade secrets and Confidential Information (as defined in Section 6), and shall participate in business transactions, acquisitions and corporate decisions involving the Company.  Accordingly, Executive agrees to the following:

a.

For a period of twelve (12) months after termination of Executive’s employment under this Agreement (the “Restricted Period”), Executive will not, directly or indirectly, engage in or have any interest in, any sole proprietorship, partnership, corporation or business (either as an employee, officer, director, consultant or independent contractor) that directly engages in (i) the Business; (ii) any business substantially similar to the Business, or (iii) any business that the Company currently plans on carrying out and in which it has made a significant investment towards its furtherance (a “Competitive Business”) in any of the counties of Miami-Dade, Broward, Palm Beach, Volusia, Flagler, Martin and St. Lucie Counties where the Company actually engages in a Competitive Business (the “Restricted Area”).

b.

During the Restricted Period and within the Restricted Area, Executive will not (i) directly or indirectly, recruit or solicit any employee or agent of the Company (including any of the Company’s doctors) to discontinue such employment or agency relationship with the Company, or (ii) employ or seek to employ any person who is then (or was at any time within six (6) months prior to the date Executive employs or seeks to employ such person) employed by the Company.

c.

Executive acknowledges that Company is without an adequate remedy at law in the event this covenant is violated.  Executive recognizes that the terms of this covenant are reasonable and necessary for the protection of the Company’s business because his association with the Company will enhance the value of Executive’s services.

6.

NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

(a)

Executive covenants and agrees that Executive will at all times keep confidential and will not disclose or furnish anyone, other than other employees of the Company, or, as required by subpoena, the names, addresses, or other personal information of any of the members, patients, clients, customers or business contacts of the Company, or disclose any information received by Executive during the course of his employment with regard to the personnel, financial, or other business affairs of the Company or their respective employees, or the diagnosis, treatment and results of any medical care furnished by any of the Company or their affiliates, or of a person of which the Company or their affiliates have records, except as authorized in writing in accordance with applicable law (all of the foregoing collectively, the “Confidential Information”).  Further, Executive shall not disclose to anyone other than other employees of the Company, the Company’ professional advisors, or Executive’s professional advisors, or, as required by subpoena, any of the legal documentation of the Company, including, but not limited to (i) internal documents, such as articles of incorporation, by-laws, rules and regulations, and this Agreement and (ii) contracts with third parties.  Except as specifically provided above, all such information shall be kept confidential and shall not in any manner be revealed to any person.  Executive further agrees that this Section 6 shall be a continuing agreement and covenant and shall survive any termination of this Agreement.  Without limiting the generality of the foregoing, Executive shall comply with all of the requirements of HIPAA to the extent that such requirements apply to Executive.

(b)

Excluded from the Confidential Information, and therefore not subject to the provisions of this Agreement, shall be any information generally known to the public (other than as a result of unauthorized disclosure by Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company.

(c)

Upon written request of the Company, Executive shall return to the Company all written materials containing the Confidential Information.  Executive shall also deliver to the Company, written statements signed by Executive certifying all materials have been returned within five (5) days of receipt of the request.

7.

AMENDMENTS    This Agreement shall not be modified or amended except by written agreement duly executed by the parties hereto.

8.

HEADINGS   All sections and descriptive headings of this Agreement are inserted for convenience only, and shall not affect the construction or interpretation hereof.

9.

COUNTERPARTS   This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one and the same instrument.

10.

ENTIRE AGREEMENT   This Agreement hereto constitutes the entire understanding between the parties.  Nothing in this Agreement will prevent or restrict Executive from serving on the Board of Directors of public or private companies and receive compensation from such service.

11.

GOVERNING LAW   This Agreement is to be construed and enforced according to the laws of the State of Florida.  This Agreement shall not be construed more strictly against one party than the other, merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Company and Executive have contributed substantially and materially to the negotiation and preparation of this Agreement.

12.

VENUE.  Venue for any action arising from this Agreement shall be in Palm Beach County, Florida.

13.

ATTORNEYS’ FEES   In connection with any controversy arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs at pre-trial, trial, and appellate levels from the non-prevailing party.

14.

SEVERABILITY   Inapplicability or unenforceability of any provision of this Agreement shall not limit or impair the operation or validity of any other provision of this Agreement or any such other instrument.

15.

NON-ASSIGNABILITY   This Agreement is personal in nature and not assignable by any party hereto.

16.

BINDING EFFECT    This Agreement shall be binding upon and inure to the benefit of the parties, its successors, transferees and assigns.

17.

CONSTRUCTION   In construing this Agreement, the singular shall include the plural and the plural shall include the singular, and the use of any gender shall include every other and all genders.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the 8th day of March, 2004.

COMPANY:

Metropolitan Health Networks, Inc.

By:

_______________________________________

Michael M. Earley, President & CEO

By:

_______________________________________

Debbie Finnel, Chief Operating Officer

EXECUTIVE:

_____________________________________________

Roberto L. Palenzuela

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